UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2016

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 25, 2016, JPMorgan Chase & Co. entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and the other several underwriters named thereto. A copy of the Underwriting Agreement is included as Exhibit 1.1 to this Current Report on Form 8–K and is incorporated into this Item 8.01 by reference. A form of debt securities underwriting agreement is included as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

On March 1, 2016, JPMorgan Chase & Co. closed a public offering of $2,500,000,000 aggregate principal amount of its 2.550% Notes due 2021 (the “Fixed Rate Notes”) and its $750,000,000 aggregate principal amount of its Floating Rate Notes due 2021 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-191692), as amended by a post-effective amendment thereto. In connection with this offering, the legal opinion as to the legality of the Notes is being filed as Exhibit 5.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated February 25, 2016, between JPMorgan Chase & Co. and J.P. Morgan Securities LLC as representative of the several underwriters named therein

1.2	Form of Debt Securities Underwriting Agreement

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the $2,500,000,000 aggregate principal amount of 2.550% Notes due 2021 and the $750,000,000 aggregate principal amount of Floating Rate Notes due 2021

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Neila B. Radin
Name:	Neila B. Radin
Title:	Managing Director

Dated: March 1, 2016

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 25, 2016, between JPMorgan Chase & Co. and J.P. Morgan Securities LLC as representative of the several underwriters named therein

1.2	Form of Debt Securities Underwriting Agreement

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the $2,500,000,000 aggregate principal amount of 2.550% Notes due 2021 and the $750,000,000 aggregate principal amount of Floating Rate Notes due 2021

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)